[Letterhead of Gersten Savage LLP]

                                                      September 2, 2010

MAM Software Group, Inc.
Maple Park, Maple Court
Tankersley, Barnsley
S75 3DP UK

Re:	MAM Software Group, Inc.
Registration Statement on Form S-1
(File No. 333-167483)

To Whom It May Concern:

We have acted as special counsel to MAM Software Group, Inc. (the "Company"), a Delaware corporation, in connection with the Registration Statement on Form S-1, as amended (the “Registration Statement”), initially filed by the Company on June 11, 2010 with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to stockholders of the Company in connection with the issuance by the Company to its stockholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Rights Offering”).  The Registration Statement relates to up to 51,516,111 shares (the “Rights Shares”) of Common Stock that may be issued and sold by the Company upon exercise of the Rights.

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as amended to the date hereof; (ii) the Bylaws of the Company, as currently in effect; (iii) the Certificate of Incorporation of the Company, as amended to the date hereof; (iii) certain resolutions of the Board of Directors of the Company relating to the registration of the Right Shares, the terms of the Rights Offering, and related matters; and (iv) a specimen certificate representing the Common Stock.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents, and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company.  We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters.  We also have relied, without investigation, upon certificates and other documents from public officials.

In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that:

The Rights Shares have been duly and validly authorized by the Company, and, when issued and delivered against payment therefor upon due exercise of the Rights as contemplated in the Prospectus, will be validly issued, fully paid and nonassessable.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal securities law of the United States of America. As used herein, the term "laws of the State of New York" includes the statutory provisions contained therein, all applicable provisions of the New York Constitutions, and reported judicial decisions interpreting such provisions.  As used herein, the term "General Corporation Law of the State of Delaware" refers the statutory provisions of Title 8, Chapter 1 of the Delaware Code, and reported judicial decisions interpreting such provisions.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Representation" in the Prospectus.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Gersten Savage LLP